UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 28, 2006
Sirna Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)
1700 Owens Street, 4th Floor
San Francisco, California 94158
(Address of principal executive offices)
Registrant’s telephone number, including area code: (415) 512-7200
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     On Thursday, December 28, 2006, Sirna Therapeutics, Inc., a Delaware corporation (the “Company”), issued a press release announcing stockholder approval to adopt the Agreement and Plan of Merger (the “Merger Agreement”) by and among Merck & Co., Inc., a New Jersey corporation (“Merck”), Spinnaker Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Merck, and the Company.
     A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Information
     Statements in this Form 8-K and the filing incorporated by reference, which are not strictly historical, are “forward-looking” statements which are subject to many risks and uncertainties. These include the failure to satisfy the closing conditions set forth in the Merger Agreement, as amended, the termination of the Merger Agreement, the failure of the proposed acquisition to close or a significant delay in the closing for any reason. Risk factors are identified in the Company’s Securities and Exchange Commission (“SEC”) filings, including Forms 10-K and 10-Q and in other SEC filings. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

99.1	Press Release issued by the Company on December 28, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 28, 2006
SIRNA THERAPEUTICS, INC.
(Registrant)

By:	/s/ Howard W. Robin

Name:	Howard W. Robin
Title:	President and Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Press Release issued by the Company on December 28, 2006.